EXHIBIT 99.1

Shareholder and Public Conference Call Question and Answer Session:
January, 28, 2014

Good Morning and welcome! This is a live call-in broadcast for us to share answers to questions we received from shareholders and the public.

Before we start, I would like to establish the ground rules. First, this is not an ‘open mike’ event, so my colleague will place all participants on mute. We will not field new questions, but will answer questions sent to us by email. We received dozens of requests, some of which were duplicates and they cover a wide range of subjects. On the advice of counsel, some questions are not being addressed because they are either speculative, involve actions we haven’t yet considered, or involve topics we do not share in public, such as personnel matters. The responses provided here have been reviewed by our counsel for compliance purposes.

EWSI personnel who will present the questions include Susan Johnson, Cris Giancotti, Julie Peterson and Dan Feeney. I will field all of the questions, and it will take about 30 minutes. The call is being recorded and the transcript will be posted publicly.

Thanks for your interest - - we hope you find what we share here to be useful. Susan, you will be the moderator, so can we start the questions, please?

1.  Can you please highlight your FY2013 accomplishments and tell us what to expect in numbers related to gross revenues, gross margins, and net losses or gains?

We met and exceeded many of our expectations! Remember, 2013 was our launch year and yet we saw tremendous growth.

We can’t provide precise numbers in today’s call. However I am very confident that our audited results will show that we significantly exceeded our $12M projection for the full year. And, that is thanks to our team of very committed people, which now operate all over the world. So, you will have to wait to see the full financial details when we complete our audit and submit our filings.

2.  What  are  some  highlights  from  2013  among  the  newer  acquisitions,  teaming  agreements,  and licenses?

It is a great list - - acquisitions, new management contracts, new licensees, new teaming agreements, and new offices.

In the USA, we established our operating footprint with the Surf acquisition in Southern California and with the 2TRG assets we acquired in Ohio and New York. Combined with our international teaming, management agreements and licenses, we extended our global brand very rapidly and we did so with a very efficient use of capital. For competitive reasons, we don’t disclose financial results of individual entities - or of the results of the private companies in our network. But, we are really proud to have added significant processing capacity with all the 2013 transactions and we can now use this as a base for continued expansion of our global brand.

3. What do you expect or hope to see in 2014 in terms of revenues and going cash flow positive? We expect significant growth quarter to quarter just like we did last year!

Our focus is on substantial growth and capturing market share - - it is all about economies of scale! And, each business unit is expected to be profitable at closing, or to be so within the first few quarters under our control. We plan significant balance sheet improvement and we will keep very close control of cash flow. But in this growth mode, we will be investing in expansion and we do not expect to become cash- flow positive his fiscal year.

4. Due to recently switching to a new auditor, will there be a delay in the filing of the 2013 10K? We do not expect any delays!

In the last few weeks, we expanded our compliance and accounting teams to support our larger financial base and our tremendous growth. Our new auditors are working closely with our expanded team. And, we absolutely remain committed to on-time filing.

5.  Can you talk about the evolution of Surf and 2TRG since they were acquired in 2013?

We are very happy with these deals! Surf became instantly profitable and is a real gem. The 2TRG deal expanded our credentials dramatically and brought us more capacity and excellent customers.

For example, the big gains from Surf were gaining a strategic location in California and the superb management talent we acquired with Julie Peterson. She is now leading the way in integrating the 2TRG assets. We already see synergies for us and for our network. eStewards, R2 and ISO standards are now ours and we can share these with our partners around the globe. The CA, NY and OH teams all have strong quality standards and we will keep building on that

6.  What details can you provide in terms of previously announced MOUs and teaming agreements? We would appreciate updates on 1800EWASTE, Cerebra, Reciclarg, Community Waste Ltd of Ghana, the Caribbean initiative, CSISP, and your operations in China.

Cerebra in India and our operations in China are most promising. China will to take over the USA as the biggest eWaste market in the world and we will established a very strong foothold there. Cerebra will be our first major opportunity to brand a plant in India. I won’t go over the other MOU’s and teaming agreements except to say that all are part of our growing network and we expect to keep everyone aware of developments through our social media

7. What are the details and terms behind the TCA Global 5M LOC? We have a $5 million Line Of Credit with TCA Global.

This has been supplied to the SEC and anyone who wishes to do so should check our filings

8.  What are some updates or accomplishments attributable to eWasteCC™ and your other technologies? Are there any resources present in China yet to move this product to market?

eWasteCC and SmartWeb were jointly launched last summer with Microsoft.

We are currently undergoing a new database implementation so they can be rolled out. We have parties interested in custom applications and commercial licenses and reselling agreements. In China, one of our key business units is being prepped to offer eWasteCC to its customer base and we have already retained our developer to put the training plan in place.

9.  In 2013 you started with zero revenues and through 3rd quarter, you have already reported more than

$8M, with a conservative projection to surpass $12M by the end of the year. What are you doing to generate so much revenue so quickly?

Hard work by our teams! Acquisitions, license agreements and management contracts are the routes we used to build our revenue streams and our team has shown their excellent capabilities.

All these were presented in our Business Plan at the beginning of 2013 where we outlined the strategies for our growth.  We executed well and these will continue to be key drivers of our growth this year.

10.  How does your feedstock break down? What % comes from manufacturers, commercial interests, consumers, landfills etc.?

Our primary focus is on the OEM manufacturers, major retailers, corporations, and government related organizations.  It’s always been that way and will continue.
For competitive reasons, it is our policy not to divulge precise details, though. I can say that we are less focused on individual consumers but we target support groups which are focued on individuals, such as civic organizations, non-profit groups, minorities, and so in.

11. What type of support or resistance are you receiving from government entities? We get very little resistance and lots of encouragement but little support.
e-waste is a global problem but does not have global governmental support.  Our business model was designed so that we don’t require government support to grow. But, we have voluntarily chose to adopt the highest standards of compliance as our own standards we expect to have very favorable support and very little if any resistance from governments.

In 2013, we and our partners became directly engaged with government officials in Europe, the Middle East, the USA, in South American, in China and in India and we will continue to foster good relations. There are no comprehensive international organizations that tie together the wide spectrum of required capabilities and expertise necessary to operationally support the problem of e-waste on a global scale. Others see this as a problem - - we see it as an opportunity.

12.  What does it mean for your business partners to be part of the EWSI family with respect to today and with what you have in the pipe for the near-future?

Joining the EWSI team first requires a committing to our standards. Then, they can gaining access to our network, they can avail themselves of our proprietary technologies, and they can be recognized as part of an expanding global network.

So, while our business becomes more dynamic through expansion, our members will have even greater access to those business components critical to success. With each acquisition and alliance, we incorporate new ideas, new geographies and new technologies. And, these help fulfill our commitment to leadership in environmental solutions - - both globally as well as locally. All of this also brings into our team some of the best minds in the industry.

13.  There are high expectations for 2014, including the completion of the first ePlant1000 and aggressive expansion across multiple continents. What do you foresee as being the major highlights for the year, and what do you think will steal the show?

The entire company will be focused on a single primary financial objective - - to qualify for an exchange listing by year-end. This will put more pressure on us to continue revenue acceleration and balance sheet improvement, for example.

Our business plan will evolve, but our three objectives from 2013 of accelerating our revenues, building our global brand, and expanding our technologies will remain. To make this happen, our organization will be re-structured around three business units: eWaste; eManagement, and eIncubator. We will have key executives heading up each unit with their own teams to execute their part of the plan.

We expect to see one or more models of our ePlant technology solutions deployed; we expect to consider more acquisitions, and our operations in California, Ohio and New York should benefit from a full year of operation under our brand.

Most importantly, we expect our people to demonstrate by their results that ‘growth’ is truly a core competency of our company.

14.  As you acquire new companies, what is the branding model? Are you going to assimilate them to the EWSI name, or will they continue to operate with alias’, such as 2TRG and Surf/CPU Repair?

Branding is a very important element to our overall strategy.

For example, the 2TRG assets were immediately rebranded as E-Waste Systems. When necessary, we will preserve the original brand as part of our group, as we did with Surf - - which operates as CPU, and is now co-branded with eWaste. The key for us is strengthening our brand. Branding transitions are require considerable thought as we bring other companies on board, and the goal is to create continuity along with promoting our brand awareness.

15. Are there any more plans for 2014 to acquire another e-waste company in the US? We have several interested parties, and a long working list of targets.

Global expansion drives us, and the US is very important to that. So we will seek geographic expansion as well as new customers and complementary services through acquisitions. Deals can take time to mature and we don’t think it is best interests to make any absolute commitments. We will continue to look for the greatest technologies and real innovators as part of our expansion, - - and to deploy the best practices across the globe. And, there are many exceptional organizations knocking at our door in the USA and around the world looking to join us!

16.  In a prior Q&A release, you indicated E-Plants would be constructed on three separate continents in 2014. How is that part of the plan working out, and can you provide more details about their structure, operation, and financial model?

This plan is exciting, but it is also a slow process.

Details about our offering here will be provided through our websites in due course, but for competitive reasons, we won’t providing details about structure, operations or the financials - - these make up important parts of our ‘secret sauce’.

California, Ohio and New York provide us with opportunities in the USA, so we will have multiple options to consider. China will be very important. Our deal in India with Cerebra is moving along and could possibly be one of the first totally new ePlant1000 operations. They already secured the property, and have already received the necessary permits and authorizations. Italy seems to be proceeding and there is also good quality interest in South America and Africa. So, we have plenty of possibilities.

17.  Do you have interest or movement in teaming up with any of the major players in the waste removal and processing industries?

Yes, we are interested in partnering with the best of the best!

This means we are open to discussions with companies of all sizes. We already are partner  with companies who are household names, but it is not our policy to divulge customer names for competitive reasons. We make it our business to stay connected and will continue to do so, but those conversations will generally remain confidential.

18.  Are there any Master Licensing agreements evolving into something bigger in the near future?

They all have that possibility.

Licensing agreements, teaming agreements and other forms of affiliation allow us to become aligned with good organizations. Each has the possibility to lead to an acquisition, for example, if it makes sense for the parties involved.

19.  What will your 2014 awareness campaign consist of, and will it include participation with your global partners?

We have not announced any plans for an awareness campaign.

20. Have you been approached by larger companies/investors for a buyout? We are not engaged in such discussions nor are we pursuing any.

21.  In one of the pictures posted on Facebook, you are at a Chinese symposium watching Edwin Lee, Mayor of San Francisco, speak. Can you explain the significance of that event?

It is all about promoting our brand and expanding business!

We were invited to a symposium to promote trade between the US and China which was sponsored by trade organizations in Los Angeles, San Francisco and Shanghai - - and held at a leading university in Shanghai. We met great people at the event and many of those relationships have the potential to help us accelerate our growth in those parts of the world.

22.  In another picture you are standing with Vlad Lipschutz, Consulate General of the U.S. Wuhan. It’s an intriguing picture, and perhaps you could help us understand the significance of his presence and what it was you were trying to accomplish during those events.

Mr. Lipschutz is now a fan of ours!

The meeting in Wuhan was part of a multi-city tour promoting US-China trade opportunities. The Consulate General was very interested in what we had to offer and extended the support of his office in any venture we might consider in those parts of China he is responsible for.

23. Can you talk about the outcome of last year’s 4-continent tour in more detail? Again, this was all about promoting our brand and doing business development.
The tour started from Europe then went to the US, then to South America and later Asia. Most of the outcomes have already been disclosed through Press Releases, social media and SEC filings, but we met with government and commercial contacts in every location.

24. For 2014, are you expecting to become profitable?

No.  We are in a high growth mode.

Growing our market share is most important to us right now.  Making a profit at each business unit is also a key part of our plan and we expect that each will attain that result. But not at the corporate level.

25.  How did someone come up with the figure of $100+ billion dollar market?

This is excellent research from Blumberg Associates, a highly knowledgeable market research firm which has been studying the electronics industry for over 25 years.  You can find them on line.

26.  Does EWSI have a network of scrap dealers that work with the company collecting e-waste?

Yes.  We don’t want to be primary collectors, but we will work with those who are.

Directly, or through affiliates we can arrange a pick up of e-waste from all over the US and many parts of the world. Our most important clients in the east are directly engaged in consumer collection and we serve as their back-end processors. We expect to add a website form to request a pick up and get a quote for e- waste collection from any zip code in the US.

27.  What is the financial model around e-waste tonnage processed in relation to revenue generation, and how does it vary based on what you are recycling?

This is another competitively sensitive question and we wont give all the details. But this really is all about commodities.

Take it from us that there is a direct correlation between tonnage processed and revenues, and there is a significant difference depending on the capital equipment used and the type of demanufacturing undertaken. Revenues and margins are impacted based on product because the contain different commodities. You also should know that reuse is the higher form of recycling and through refurbishing and resale, and can generate much greater margins.

28.  What are some of the major barriers to entry you experiencing in the different markets, and what are some of the more challenging obstacles you have had to overcome? For example, are the informal recycling centers, which have the reputation for unsafe working conditions, posing any challenges to your emergence in countries like China and India? What are you doing to navigate through those challenging environments?

We are not finding resistance to entering markets.

29. What separates you from other companies in your space?

We think we are very different.

At the highest level, we’re attacking a fragment global industry, and we are the first pure play public e- waste company in our industry. We can be found on 6 different continents, with a wide range of capabilities. Our approach is comprehensive, we can minimize costs, and this puts us in a favorable position with pricing. It also means that as we grow, there will be fewer and fewer challenges that we will not be able to figure out how to overcome. Technology evolves, and with it, so must our ability to address the changes in technology. To lead we have to be innovative and bold. We also hold very dear, the importance of a sustainable future, so we are 100% committed to a zero landfill policy, and we will work tirelessly to tackle some of our most daunting environmental and technological challenges.

30.  How do you stay competitive in this growing market? We have to be smarter and quicker on our feet.

It’s an ever-changing landscape, including the technologies themselves and the regulatory guidelines for companies who share our commitment. New components we might add to our team are done with careful consideration for how they impact our ecosystem. We must build in a fashion that does not allow one arm of the business to take over the others, so we can maintain a balanced and strongly supported trajectory. That said, the more infrastructure we have in place, the quicker we’ll be able to build on it, and develop into the global power we believe is possible. There are so many untapped possibilities in these markets that our interest right now is to capture market-share. By doing so we will continue to improve efficiencies and remove barriers that inhibit growth and economic viability.

31.  With respect to planned growth and company valuation metrics, which companies are on your short list for comparison purposes (i.e. a value matrix that includes fundamentals like share structure, gross margins, growth, processing capacity, market saturation, and geographical span)?

We consider this to be competitive information and do not plan to release any of this information at this time. As we approach qualification for an exchange listing, there will be analysts who will begin to track and compare our company for that purpose. In the meantime, we will keep our thoughts in this matter to ourselves.

32.  That was the last question for today, thank you

I want to thank all of your for attending and for your interest in what our company is all about. We do respect that many of you will have follow-on questions and we always encourage people with an interest to contact us by email. Please use the email address ‘info@ewastesystems.com’ and we will respond when it is proper to do so. We also encourage the use of social media as a way to stay connected.

Thanks to all for your time and interest!